Exhibit 10(s)


                             SECURED PROMISSORY NOTE
                              DUE JANUARY 31, 2000

Dated: February 1, 1998                             Principal Amount $ 56,000.00
                                                                      ----------


FOR VALUE RECEIVED, the undersigned, SYTRON, INC., a Pennsylvania corporation (the "Company"), promises to pay to John E. Stuart or registered assigns (The "Holder") the amount of Fifty Six Thousand Dollars accrued interest Thereon on January 31, 1000 (the "Due Date"). Interest on the above-stated sum shall accrue at Nine and One Half (9.5%) Percent per annum. Interest hereunder shall be compounded quarterly.

Interest shall be payable quarterly on each April 1, July 1, October 1 and January 1 during the term hereof with the first such interest payment due and payable on April 1, 1998. Interest shall be paid in United States funds, by check or wire transfer to the order of Holder, directed to such address as shall be specified by notice from the Holder to the Company far such purpose. At the election of the Holder only, which election shall be expressed in writing to the Company, interest may be paid in the form of shares of the Company's common stock, $0.01 par value (the "Common Stock"), with the value of the Common Stock used to effect the interest payment determined by multiplying by ninety (90%) the average closing bid price of the Common Stock as repored in the principal market in the United States on which the Common Stock is traded over he course of the five (5) business days immediately preceding the date the interest payment is due.

This Secured Promissorv Note (this "Note") is issued by the Company pursuant and subject to the terms of that certain Loan and Security Agreement dated the date hereof (the "Loan Agreement") between the Company and the Holder, and is secured by a perfected, first priority security interest in certain accounts receivable of the Company as more panicularly set forth in the Loan Agreement. The Holder is entitled to the benefits of the Loan Agreement and may enforce the agreements contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.



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                                                                               2



     Each of the following events shall constitute an Event of Default:

          (1) Failure to make payment of the principal or accrued interest on the Note when and as the same shall become due and payable;

          (ii) Failure to maintain the amount and composition of the Collateral required under Section 3(a) of the Loan Agreement, including, without limitation, failure to replace any account receivable if such account receivable is aged longer than Ninety (90) days or any failure to deliver a Collateral Report within the time required under Section 3(e) of the Loan Agreement;

          (iii) Default in the due observance or performance of any covenant, warranty, representation, condition, or agreement on the part of the Company to be observed or performed pursuant to the terms hereof;

          (iv) Application for, or consent to, the appointment of a receiver, trustee or liquidator of the Company or of its property;

          (v) Admission in writing of the Company's inability to pay its debts as they mature;

          (vi) General assignment by the Company for the benefit of credtors;

          (vii) Filing by the Company of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors;

          (viii) Entering against the Company of a court order approving a petition filed against it under the Federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within 90 days; or

          (ix) Termination of a material portion of the business of the Company or a change of control of the Company.

     If any Event of Default shall have occurred and shall not have been cured within ten (10) days after notice of such default, the Holder may, by notice to the Company, declare that all indebtedness, liabilities, and other obligations of the Company to the Lender shall be forthwith due and payable whereupon all such indebtedness, liabilities, or other obligations shall become so due and payable.

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



                                                                               3


     Upon the occurrence of an Event of Default, the Holder shall have all the rights and remedies of a secured party under the UCC and other applicable laws with respect to all the Collateral as defined in the Loan Agreement, such rights and remedies being in addition to all other rights and remedies available in law or in equity or as provided for in the Loan Agreement, including, but not limited to:

          (i) The right to take possession of, send notices regarding and collect directly the Collateral with or without judicial process (including without limitation the right to notify United States postal authorities to redirect mail addressed to the Company); or

          (ii) By its own means or with judicial assistance, enter the Company's premises and take possession of the Collateral and the related records and documents; or

          (iii) Require the Company at the Company's expense to assemble all or any part of the Collateral and make it available to Holder.

          All rights and remedies granted hereunder or otherwise available shall be deemed concurrent and cumulative and not alternative remedies and Holder may proceed with any number of remedies at the same time until all the amounts hereunder are paid in all. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy.

          The following additional terms shall apply to this Note:

1. Secured Obligation. The obligations of the Company under this Note are secured by the Collateral pursuant to the terms of the Loan Agreement, and the Holder shall have the rights with respect to such Collateral as defined in and under the terms of the Loan Agreement.

2. Transfer. Subject to compliance with applicable federal and state securities laws, this Note shall be transferable in whole or in part. Any such transfer shall be effected by the presentation of this Note to the Company for transfer, accompanied by a duly completed and executed Assignment Form in the form attached hereto as Schedule A.

3. Governing Law. This Note shall be construed and enforced in accordance with the laws of the State of New York without regard to choice of law principles. The parties agree that any claims arising hereunder shall be brought only in a court of general jurisdiction in the County and State of New York, hereby waive any objection to the jurisdiction of such court, and waive a trial by jury.

4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered, unless otherwise specified, either personally, by facsimile

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                                                                               4


transmission (receipt verified), by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service (receipt verified), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof).

                                  To the Company:

                                  Sytron, Inc.
                                  2770 Industrial Lane
                                  Broomfield, CO 80020
                                  Attn:    Mitch Feinglas,
                                           Chief Executive Officer
                                  Telephone No.: (303) 469-6100
                                  Facsimile No.: (303) 469-7100


                                  with a copy to:


                                  Andrew Telsey,Esc.

                                  --------------------------------

                                                    CO
                                  ------------------   -----------

                                 To the Holder:

                                 John E. Stuart, Deputy General Manager
                                 ---------------------------------------

                                 Europay Int'l, Chaussee de Tervuren 198A
                                 ----------------------------------------

                                 B-1410. Waterloo
                                 ----------------------------------------

                                 Belgium

                                 With Copies To:

                                Rosner Bresler Goodman & Unterman, LLP
                                521 Fifth Avenue
                                28th Floor
                                New York, New York
                                Attn:  Andrew J. Goodman, Esq.
                                Telephone No.: (212) 661-2150
                                Facsimile No.: (212) 949-6131

          IN WITNESS WHEREOF, the Company has executed this Note and has delivered it to the Holder, on the day and year first above written.

                                           SYTRON, INC.



                                            By: /s/  Robert Howard
                                                --------------------------------
                                                Name:  Robert Howard
                                                Title: President



[Corporate Seal]
ATTEST


---------------------------------
Secretary


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                                                              Schedule A to Note


                                   ASSIGNNENT


                                                                   ,  19
                                                      ------------       -------




Sytron, Inc.
2770 Industrial Lane,
Broomfield, Colorado 80020-1620
Attention: President

Gentlemen:

     The undersigned holder (the "Assignor") of the attached note (the Note") hereby assigns and transfers $___ principal amount of the Note to _______ (the "Asssignee").

     As a condition to the assignment of the Note by Assignor to Assignee, Assignee hereby represents, warrants and acknowledges to the Company and Assignor as follows:

     1. Assignee acquiring the Note for its own account, for investment and not with a view to the distribution thereof as allowed under the Securities Act of 1933, as amended, and other applicable state securities laws; and

     2. Assignee acknowledges that the Note will bear appropriate legends as reasonably required for compliance with the Securities Act and applicable state securities laws.

                                                 ASSIGNOR:


                                                 -------------------------------


                                                 ASSIGNEE:


                                                 -------------------------------






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